UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 7, 2007

EVERGREEN SOLAR, INC.
(Exact name of registrant as specified in charter)

Delaware	000-31687	04-3242254

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
138 Bartlett Street
Marlboro, Massachusetts 01752
(Address of Principal Executive Offices) (Zip Code)
(508) 357-2221
(Registrant’s telephone number, including area code)
Not Applicable
(Former Name or Form Address, if Changed Since Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.     Entry into a Material Definitive Agreement.
Silpro Supply Agreement and Loan Agreement
     On December 7, 2007, Evergreen Solar, Inc. (the “Registrant”) entered into a multi-year polysilicon supply agreement with Silicium de Provence S.A.S (“Silpro”). The supply agreement provides the general terms and conditions pursuant to which Silpro will supply the Registrant with specified annual quantities of polysilicon at fixed prices beginning in 2010 and continuing through 2019. In connection with the supply agreement, the Registrant has agreed to loan Silpro €30 million at an interest rate of 3.0% compounded annually. The initial €15 million installment of the loan will be disbursed to Silpro by December 15, 2007. The second €15 million installment of the loan will be disbursed to Silpro by January 31, 2008. Silpro is required to repay the loan and interest thereon to the Registrant five years after the second installment of the loan is disbursed to Silpro.
     The foregoing description of the Silpro supply agreement and loan agreement are qualified in their entirety by reference to the Silpro supply agreement and loan agreement, copies of which will be filed by amendment to this Form 8-K (or as exhibits to a future periodic report of the Registrant).
Item 9.01.     Financial Statements and Exhibits.
     (d)     Exhibits.

99.1	Press release dated December 13, 2007, by Evergreen Solar, Inc., announcing signing of Polysilicon Supply Agreement.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVERGREEN SOLAR, INC.
Date: December 13, 2007	By:	/s/ Michael El-Hillow
Michael El-Hillow
Chief Financial Officer and Secretary